UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36287	26-1388364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 305-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 13, 2016, the Board of Directors (the “Board”) of Flexion Therapeutics, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee, appointed Mark Stejbach as a director of the Company. Mr. Stejbach will serve as a Class II director with an initial term expiring at the Company’s 2019 annual meeting of stockholders, or until his earlier death, resignation or removal.

In accordance with the Company’s Non-Employee Director Compensation Policy, Mr. Stejbach was granted an option to purchase 25,000 shares of the Company’s common stock pursuant to the Company’s 2013 Equity Incentive Plan and is entitled to receive an annual Board service retainer of $35,000 and additional annual stock option awards subject to continued service on the Board.

The Company also entered into a standard form of indemnity agreement with Mr. Stejbach effective upon his election to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flexion Therapeutics, Inc.

Dated: September 14, 2016	By:	/s/ Michael D. Clayman, M.D.
Michael D. Clayman, M.D.
President and Chief Executive Officer